    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 2005
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------
                         NORTH FORK BANCORPORATION, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                            36-3154608
 (State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                                  275 BROADHOLLOW ROAD
                                   MELVILLE, NEW YORK              11747
                        (Address of Principal Executive Offices) (Zip Code)

                         NORTH FORK BANCORPORATION, INC.
                2004 OUTSIDE DIRECTOR STOCK IN LIEU OF FEES PLAN
                            (Full title of the Plan)

                                 JOHN ADAM KANAS
                 Chairman, President and Chief Executive Officer
                         North Fork Bancorporation, Inc.
                              275 Broadhollow Road
                            Melville, New York 11747
                     (Name and address of agent for service)

                                 (631) 844-1004
                        (Telephone number, including area
                           code, of agent for service)

                        Copies of all correspondence to:
                             THOMAS B. KINSOCK, ESQ.
                               Thompson Coburn LLP
                               One U.S. Bank Plaza
                            St. Louis, Missouri 63101

================================================================================

                         CALCULATION OF REGISTRATION FEE

 TITLE OF SECURITIES BEING            AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
         REGISTERED            TO BE REGISTERED (1)       OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
                                                          PER SHARE (2)               PRICE                  FEE
----------------------------- ----------------------- ----------------------- ----------------------- ------------------
        Common Stock                 750,000                  $23.67               $17,752,500              $2090
 $0.01 par value per share
----------------------------- ----------------------- ----------------------- ----------------------- ------------------


(1) Represents maximum number of shares of Common Stock available for issuance under the Registrant's 2004 Outside Directors Stock in Lieu of Fees Plan. The Plan, adopted in September, 2004, authorized the issuance of 500,000 shares; this number was adjusted, prior to the issuance of any shares, in connection with a 3 for 2 stock split on November 15, 2004.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on October 19, 2005.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K filed for the year ended December 31, 2004;

         (b) All other reports filed on Form 10-Q and Form 8-K by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock which is contained in the Registration Statement filed by the Registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation may indemnify directors, officers, employees or agents against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Subsections (a) and
(b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under
Section 145.

         Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of directors who were not parties to such proceeding, (b) independent legal counsel in a written opinion if there are no such disinterested directors or if such disinterested directors so direct, or (c) the shareholders.

         Article 8.1 of the Bylaws of the Registrant provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines and settlement payments actually and reasonably incurred by him or her to the fullest extent permitted by the DGCL and any other applicable law, as may be in effect from time to time.

         Article 8.2 of the Bylaws of the Registrant provides that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Registrant or is serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her to the extent permitted by the DGCL, and any other applicable law as may be in effect from time to time.

         Section 102(b)(7) of the DGCL ("Section 102(b)(7)") permits the certificate of incorporation of a corporation to provide that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (dealing with unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 10 of the Registrant's Certificate of Incorporation provides that, subject only to the express prohibitions on elimination or limitation of liability of directors set forth in Section 102(b)(7), as the same may be amended from time to time, directors shall not be liable for monetary damages in excess of $25,000 per occurrence resulting from a breach of their fiduciary duties.

         The Registrant maintains a director and officer liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and subsidiary companies against any liability incurred by such person in any such capacity or arising out of such person's status as such. The insurer's limit of liability under the policy is $100 million in the aggregate for all insured losses per year. The policy contains various reporting requirements and exclusions.

         Section 18(k) of the Federal Deposit Insurance Act (the "FDI Act") provides that the FDIC may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, if such payments are on behalf of or in reimbursement of such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)  Not Applicable.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)      Not Applicable.

(j)      Not Applicable.

(k)      Not Applicable.

(l)      Not Applicable.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melville, State of New York, on October 24, 2005.

                          NORTH FORK BANCORPORATION, INC.




                          By:  /s/  JOHN ADAM KANAS
                               -------------------------------------------------
                               John Adam Kanas
                               Chairman, President and Chief Executive Officer


                          POWER OF ATTORNEY

         We, the undersigned officers and directors of North Fork Bancorporation, Inc., hereby severally and individually constitute and appoint John Adam Kanas and Daniel M. Healy and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 NAME                                         TITLE                                       DATE
  /s/  JOHN ADAM KANAS                   Chairman, President and Chief Executive Officer            October 24, 2005
------------------------------------     (Principal Executive Officer)
John Adam Kanas

  /s/  DANIEL M. HEALY                   Executive Vice President,                                  October 24, 2005
------------------------------------     Chief Financial Officer and Director
Daniel M. Healy                          (Principal Financial and Accounting Officer)

  /s/  JOSIAH T. AUSTIN                  Director                                                   October 24, 2005
------------------------------------
Josiah T. Austin

  /s/  JOHN BOHLSEN                      Director                                                   October 24, 2005
------------------------------------
John Bohlsen

  /s/  KAREN M. GARRISON                 Director                                                   October 24, 2005
------------------------------------
Karen M. Garrison

  /s/  KATHERINE HEAVISIDE               Director                                                   October 24, 2005
------------------------------------
Katherine Heaviside

  /s/  WILLIAM M. JACKSON                Director                                                   October 24, 2005
------------------------------------
William M. Jackson


  /s/  THOMAS S. JOHNSON                 Director                                                   October 24, 2005
-----------------------------
Thomas S. Johnson

  /s/  RAYMOND A. NIELSEN                Director                                                   October 24, 2005
-----------------------------
Raymond A. Nielsen

  /s/  ALVIN N. PURYEAR                  Director                                                   October 24, 2005
-----------------------------
Alvin N. Puryear

  /s/  JAMES F. REEVE                    Director                                                   October 24, 2005
-----------------------------
James F. Reeve

  /s/  GEORGE H. ROWSOM                  Director                                                   October 24, 2005
-----------------------------
George H. Rowsom


  /s/  DR. KURT R. SCHMELLER             Director                                                   October 24, 2005
-----------------------------
Dr. Kurt R. Schmeller

  /s/  A. ROBERT TOWBIN                  Director                                                   October 24, 2005
-----------------------------
A. Robert Towbin

                                    FORM S-8
                         NORTH FORK BANCORPORATION, INC.

                                  EXHIBIT INDEX

Exhibit
Number                            Description                                                           Page
------                            -----------                                                           ----
5.1               Opinion of Thompson Coburn LLP.

23.1              Consent of KPMG LLP, independent registered public accounting firm

23.2              Consent of Thompson Coburn LLP (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page of the Registration Statement).

99.1              North Fork Bancorporation, Inc. 2004 Outside Directors Stock in Lieu of Fees Plan.